UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2024
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

555 Heritage Drive, Suite 200
Jupiter
Florida	33458
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
3911 Sorrento Valley Boulevard, Suite 110, San Diego, CA 92121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 6, 2024, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into that certain Purchase and Sale Agreement, dated May 6, 2024 (the “Agreement”), with Agenus Inc., Agenus Royalty Fund, LLC, and Agenus Holdings 2024, LLC (collectively, “Sellers”), where Ligand will obtain certain royalty rights for an aggregate purchase price of $75 million. Under the terms of the agreement, Ligand will initially receive (i) 18.75% of the licensed royalties and 31.875% of the future licensed milestones paid to Sellers on six partnered oncology programs, including BMS-986442 (Bristol Myers Squibb), AGEN2373 (Gilead Sciences), INCAGN2385 and INCAGN2390 (Incyte), MK-4830 (Merck), and UGN-301 (UroGen Pharma), and (ii) a synthetic 2.625% royalty on future global net sales of Sellers’ novel immuno-oncology botensilimab in combination with balstilimab (“BOT/BAL”) program, collectively subject to certain events which will adjust the royalty and milestone percentages paid to Ligand. In addition, Ligand has the option to commit an additional $25 million in the same assets on a pro rata basis. As part of the Agreement, Ligand has also agreed to allow Sellers to raise up to an additional $125 million bringing the total syndicated purchase price up to an aggregate of $200 million.
As part of the Agreement, Sellers will grant Ligand security over certain assets related to the programs included in the Agreement, subject to certain customary exceptions. Closing of the transaction is subject to customary conditions, including execution of customary ancillary documents for a transaction of this type. The transaction is expected to close in May 2024.
In connection with entry into the Agreement, Agenus Inc. issued to Ligand a warrant (“Warrant”) to purchase 867,052 shares of its common stock, at an exercise price equal to $17.30. The exercise price of the Warrant and the number of shares issuable upon exercise of the Warrant are subject to adjustments for stock splits, combinations, stock dividends or similar events. The Warrant is exercisable until May 6, 2029.
The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to Ligand’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ended June 30, 2024.

Forward Looking Statements
This report contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this report. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding: Ligand’s future royalty payments due under the Agreement, the potential impact of six partnered programs, including BMS-986442 (Bristol Myers Squibb), AGEN2373 (Gilead Sciences), INCAGN2385 and INCAGN2390 (Incyte), MK-4830 (Merck), and UGN-301 (UroGen Pharma), the trial and regulatory success of Agenus’ upcoming Phase 3 trial of botensilimab in combination with balstilimab (“BOT/BAL”) for patients with metastatic, refractory colorectal cancer that is not MSI-H/dMMR and who do not have liver metastases, the differentiated profile of BOT/BAL program and high potential to benefit patients and to generate considerable revenues, the paradigm-shifting potential of BOT/BAL program in delivering benefits to patients across the solid tumor landscape, Ligand may not receive expected revenue under the Agreement or others, Ligand or its partners may not be able to protect their intellectual property, and patents covering certain products and technologies may be challenged or invalidated which could expose Ligand to significant liabilities and have a material adverse effect on the company. The failure to meet expectations with respect to any of the foregoing matters may reduce Ligand's stock price. Additional information concerning these and other risk factors affecting Ligand can be found in Ligand's prior filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this report, including the possibility of additional license fees and milestone revenues we may receive. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: May 7, 2024	By: /s/ Andrew Reardon Name: Andrew Reardon Title: Chief Legal Officer and Secretary